Exhibit 99.1


                                                          777 E. Wisconsin Ave.
                                                           Milwaukee, WI  53202
                                                                            USA
                                                              Fax: 414.382.5560
News Release

                                                     [ROCKWELL AUTOMATION LOGO]


                                                 Contact:       Matthew Gonring
                                                            Rockwell Automation
                                                                   414-382-5575


ROCKWELL AUTOMATION REPORTS THIRD QUARTER RESULTS
-------------------------------------------------
Diluted EPS is 67 cents; 31 cents excluding tax benefit

MILWAUKEE (July 22, 2003) - Rockwell Automation, Inc. (NYSE: ROK), a leading global provider of industrial automation power, control and information solutions, today reported fiscal 2003 third quarter net income of $128 million (67 cents per share). This result includes a tax benefit of $69 million (36 cents per share) related to the settlement of a U.S. federal research and experimentation credit refund claim. Last year's third quarter net income was $90 million (47 cents per share) and included the following items:

     o A tax benefit of $30 million (16 cents per share) from the resolution of certain tax matters for the period 1995-1999;

     o A tax benefit of $4 million (2 cents per share) from the reduction in the fiscal 2002 effective tax rate from 27 percent to 24 percent; and

     o Income of $5 million ($4 million after-tax, or 2 cents per share) from the favorable settlement of intellectual property matters.


Sales for the third quarter were $1,033 million compared to $995 million in the third quarter of 2002.

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3rd Quarter Earnings
Rockwell Automation
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Don H. Davis, Chairman and Chief Executive Officer, commented, "We continue to be pleased with the performance of our businesses in this soft economic environment. The management team delivered excellent results, especially in light of industrial market conditions that were slightly weaker than in the previous quarter."


Davis added, "We are executing our strategy of balancing cost structure improvements with growth investments to improve profitability and maintain our market leadership position. Our program of Lean initiatives contributes to our improved margins while generating savings for continued investments. Continued growth in our Logix(TM) and Process Solutions businesses has resulted in market share gains."


Davis concluded, "The timing and pace of improvement in the global economy remain difficult to predict. During the past quarter, we saw some softening in demand in the U.S. and Europe, but on balance there is no discernable trend of further weakness. We are assuming that our business will remain at the current run rate for the remainder of the fiscal year. Accordingly, we continue to expect full year diluted earnings per share of approximately $1.10 excluding the third quarter tax benefit."


Following is a discussion of third quarter results for each business segment.


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3rd Quarter Earnings
Rockwell Automation
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Control Systems
---------------
Control Systems third quarter sales were $824 million, an increase of 5 percent compared to sales of $788 million in the third quarter of 2002. The entire sales increase is attributable to the effect of currency translation. Sales outside the U.S. increased 20 percent (7 percent excluding currency translation) while U.S. sales were down about 5 percent. The Logix(TM) and Process Solutions businesses each increased approximately 20 percent from last year's third quarter.

Segment operating earnings were $103 million compared to $91 million in 2002's third quarter. This increase in profitability is due to the benefits of continued cost reduction efforts. Control Systems' return on sales was 12.5 percent compared to 11.5 percent in 2002's third quarter.


Power Systems
-------------
Power Systems third quarter sales were $180 million compared to $178 million in the third quarter of 2002. Segment operating earnings were $15 million in 2003 and 2002. Power Systems return on sales was 8.3 percent compared to 8.4 percent in last year's third quarter.


Rockwell FirstPoint Contact
---------------------------
Rockwell FirstPoint Contact sales in the third quarter of 2003 and 2002 were $29 million. Operating earnings were breakeven for the quarter, compared to $1 million in the third quarter of 2002.


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3rd Quarter Earnings
Rockwell Automation
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Other Items
-----------
Third quarter 2003 general corporate expenses were $17 million, including $2 million related to the bankruptcy of a subtenant in a leased facility. This result compares to $9 million in the third quarter of 2002, which includes income of $5 million related to the settlement of intellectual property matters.


Interest expense in the third quarter of 2003 was $11 million compared to $17 million in the third quarter of 2002. The decrease was the result of the retirement at maturity of the company's $150 million principal amount of 6.80% notes in April 2003, lower short-term borrowings and the benefit of an interest rate swap.


Income taxes for the quarter include a benefit of $69 million related to the settlement of a U.S. federal research and experimentation credit refund claim. The full year effective tax rate is estimated to be 30 percent, excluding the effect of the research and experimentation settlement and the second quarter Reliance Electric Limited Japan transaction.


Cash Flow
---------
On June 13, 2003, the company made a voluntary contribution of $50 million to its primary U.S. qualified pension plan trust. Including the effect of this contribution, free cash flow from continuing operations for the first nine months of 2003 was $207 million, compared to $224 million in the first


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3rd Quarter Earnings
Rockwell Automation
Page 5


nine months of 2002. Free cash flow for the third quarter was $48 million compared to $122 million in the third quarter of 2002. The company defines free cash flow as cash flows provided by operating activities reduced by capital expenditures.


Following are additional business developments:

     o Rockwell Automation continued to win new business for its family of Integrated Logix(TM) Architecture products. MasterFoods Europe, a subsidiary of Mars, Inc., selected Rockwell Automation as its new pan-European standard for packaging applications encompassing 26 plants. Additionally, a leading global tire manufacturer named Rockwell Automation its preferred supplier of automation products and services.

     o Rockwell Automation continued its development of the China market by signing several significant contracts in the quarter. Major wins include a $3 million order from Handan Steel for a drive system installation at its facility located near Beijing and a $1 million contract with a major steel manufacturer near Shanghai for a complete drive system platform to be used on its color-coating line.

     o Rockwell Automation signed a five-year global parts and services contract with ChevronTexaco. The contract includes provisions to provide motor control centers,


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3rd Quarter Earnings
Rockwell Automation
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         variable frequency drives and energy efficient motors at refineries, production facilities and pipeline operations worldwide.

     o Rockwell Automation Global Manufacturing Solutions signed multi-year asset management service agreements with seven manufacturers. Rockwell Automation will manage maintenance, repair and operations (MRO) assets for major global companies in the food, tire and automotive industries.

     o Rockwell Automation received Eastman Kodak Company's Supplier Quality Process award. The award recognizes Rockwell Automation for "demonstrating and providing year-over-year productivity improvements; world-class product/service quality levels; delivery and lead time performance that provides Kodak with assurance and flexibility; and evidence of a sound and effective quality system."


A conference call to discuss Rockwell Automation's financial results will take place at 10 A.M. Eastern Time on July 22. The call will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).


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3rd Quarter Earnings
Rockwell Automation
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This news release contains statements (including certain projections and business trends) accompanied by such phrases as "believes," "estimates," "expect(s)," "anticipates," "will," "intends" and other similar expressions, that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to economic and political changes in international markets where the company competes, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which the company has no control; demand for and market acceptance of new and existing products, including levels of capital spending in industrial markets; successful development of advanced technologies; competitive product and pricing pressures; future terrorist attacks; epidemics; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.


Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley(R) controls and services, Dodge(R) mechanical power transmission products, Reliance Electric(TM) motors and drives, and Rockwell Software(R) factory management software. The company also is a provider of contact management technologies and applications that help companies more efficiently manage interaction with their own customers. Headquartered in Milwaukee, Wisconsin, the company employs about 22,000 people serving customers in more than 80 countries.

                                      # # #

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                            ROCKWELL AUTOMATION, INC.
                         SALES AND EARNINGS INFORMATION
                     (in millions, except per share amounts)

                                                                 Quarter Ended         Nine Months Ended
                                                                   June 30,                June 30,
                                                            ---------------------   ---------------------
                                                               2003        2002        2003        2002
                                                            ---------   ---------   ---------   ---------
Sales
        Control Systems                                     $   824     $   788     $ 2,441     $ 2,260
        Power Systems                                           180         178         526         532
        FirstPoint Contact                                       29          29          79         100
                                                            ---------   ---------   ---------   ---------
Total Sales                                                 $ 1,033     $   995     $ 3,046     $ 2,892
                                                            =========   =========   =========   =========

Segment Operating Earnings
        Control Systems                                     $   103     $    91     $   282     $   239
        Power Systems                                            15          15          39          38
        FirstPoint Contact                                        -           1           -           4
                                                            ---------   ---------   ---------   ---------
Total Segment Operating Earnings                                118         107         321         281

Purchase Accounting Amortization                                 (6)         (6)        (20)        (19)
General Corporate - Net                                         (17)         (9)        (43)        (43)
Loss on Disposition of a Business (see Note 1)                    -           -          (8)          -
Interest Expense                                                (11)        (17)        (41)        (50)
Income Tax Benefit                                               44          15          10           8
                                                            ---------   ---------   ---------   ---------


Income from Continuing Operations Before Accounting Change      128          90         219         177
Income from Discontinued Operations                               -           -           -           3
Cumulative Effect of Accounting Change (see Note 2)               -           -           -        (108)
                                                            ---------   ---------   ---------   ---------

Net Income                                                  $   128        $ 90       $ 219        $ 72
                                                            =========   =========   =========   =========

Diluted Earnings (Loss) Per Share:
        Continuing Operations Before Accounting Change      $  0.67      $ 0.47      $ 1.15      $ 0.94
        Discontinued Operations                                   -           -           -        0.02
        Cumulative Effect of Accounting Change                    -           -           -       (0.58)
                                                            ---------   ---------   ---------   ---------

        Net Income                                          $  0.67      $ 0.47      $ 1.15      $ 0.38
                                                            =========   =========   =========   =========

Average Diluted Shares                                        189.8       190.4       189.9       188.6
                                                            =========   =========   =========   =========

--------

  (1) The loss on disposition of a business relates to the sale of a majority of the company's ownership interest in Reliance Electric Limited Japan.

  (2) The cumulative effect of accounting change relates to impairment charges resulting from the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

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

                            ROCKWELL AUTOMATION, INC.
                             CONDENSED BALANCE SHEET
                                  (in millions)

                                                 June 30,        September 30,
                                                   2003               2002
                                              ------------       ------------
ASSETS
Cash and cash equivalents                     $        126       $        289
Receivables                                            661                645
Inventories                                            569                557
Deferred income taxes                                  186                175
Other current assets                                   133                109
                                              ------------       ------------
       Total current assets                          1,675              1,775
Property                                               932                988
Goodwill                                               798                778
Other intangible assets                                345                346
Other assets                                           193                137
                                              ------------       ------------

Total                                         $      3,943       $      4,024
                                              ============       ============

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt                               $          2       $        162
Accounts payable                                       316                325
Compensation and benefits                              157                161
Income taxes payable                                    31                 44
Other current liabilities                              345                274
                                              ------------       ------------
       Total current liabilities                       851                966
Long-term debt                                         777                767
Retirement benefits                                    370                381
Deferred income taxes                                  127                158
Other liabilities                                      118                143
Shareowners' equity                                  1,700              1,609
                                              ------------       ------------

Total                                         $      3,943       $      4,024
                                              ============       ============

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                            ROCKWELL AUTOMATION, INC.
                         CONDENSED CASH FLOW INFORMATION
                                  (in millions)

                                                                            Nine Months Ended
                                                                                June 30,
                                                                        ------------------------
                                                                           2003          2002
                                                                        ----------    ----------
CONTINUING OPERATIONS:

OPERATING ACTIVITIES:
Income from continuing operations before accounting change              $      219    $      177
Adjustments to arrive at cash provided by operating activities:
       Depreciation                                                            129           138
       Amortization of intangible assets                                        18            16
       Pension trust contributions                                             (56)          (30)
       Loss on disposition of a business                                         8             -
       Receivables                                                              15            66
       Inventories                                                              (3)           23
       Accounts payable                                                         (3)          (24)
       Compensation and benefits                                                (7)          (43)
       Changes in other assets and liabilities                                 (42)          (28)
                                                                        ----------    ----------

Cash provided by operating activities                                          278           295
                                                                        ----------    ----------

INVESTING ACTIVITIES:
Capital expenditures                                                           (71)          (71)
Acquisitions of businesses, net of cash acquired                               (26)          (68)
Other investing activities                                                      (6)            -
                                                                        ----------    ----------

Cash used for investing activities                                            (103)         (139)
                                                                        ----------    ----------

FINANCING ACTIVITIES:
Net (decrease) increase in debt                                               (153)           45
Cash dividends                                                                 (92)          (92)
Purchases of treasury stock                                                    (95)            -
Proceeds from the exercise of stock options                                     43            24
Other financing activities                                                      (2)            -
                                                                        ----------    ----------

Cash used for provided by financing activities                                (299)          (23)
                                                                        ----------    ----------

Effect of exchange rate changes on cash                                        (39)           (4)
                                                                        ----------    ----------

Cash (used for) provided by continuing operations                             (163)          129
Cash used for discontinued operations                                            -           (36)
                                                                        ----------    ----------

(Decrease) increase in cash and cash equivalents                        $     (163)   $       93
                                                                        ==========    ==========

FREE CASH FLOW:
Cash provided by operating activities                                   $      278    $      295
Capital expenditures                                                           (71)          (71)
                                                                        ----------    ----------
Free cash flow (see Note 1)                                             $      207    $      224
                                                                        ==========    ==========

-------

  (1) The company's definition of free cash flow, which is an internal performance measurement, may be different from definitions used by other companies.

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

                                                 ROCKWELL AUTOMATION, INC.
                                                 SUPPLEMENTAL INFORMATION
                                                       (in millions)

Income Excluding Income Tax Benefit
-----------------------------------

The company's press release contains information regarding income excluding the income tax benefit related to the settlement of a U.S. federal research and experimentation credit refund claim, which is a non-GAAP financial measure. Management believes that income excluding this income tax benefit is useful to investors since the settlement relates to tax returns filed in prior periods and it is not indicative of the magnitude of tax benefits the company may recognize in the future. Management uses income excluding the income tax benefit to monitor the core operational performance of the company.


Free Cash Flow
--------------

The company's press release contains information regarding free cash flow, which is a non-GAAP financial measure. The company's definition of free cash flow takes into consideration capital investment required to maintain the operations of the company and execute its strategy. Management believes that free cash flow provides useful information to investors regarding the company's ability to generate cash from business operations that is available for acquisitions and other investments, debt service, dividends and share repurchases. Management uses free cash flow as one measure to monitor and evaluate the performance of the company and compensate its employees.

The following table summarizes free cash flow by quarter for the company:

                                                                            Quarter Ended
                                           --------------------------------------------------------------------------------
                                           Dec. 31,    March 31,   June 30,    Sept. 30,   Dec. 31,    March 31,   June 30,
                                             2001       2002         2002        2002        2002        2003        2003
                                           --------    --------    --------    --------    --------    --------    --------
Cash provided by operating activities      $     87    $     62    $    146    $    181    $    104    $     97    $     77
Capital expenditures                            (19)        (28)        (24)        (33)        (15)        (27)        (29)
                                           --------    --------    --------    --------    --------    --------    --------
Free cash flow                             $     68    $     34    $    122    $    148    $     89    $     70    $     48
                                           ========    ========    ========    ========    ========    ========    ========

Regional Sales
--------------

The company's press release contains information regarding regional sales excluding currency translation which is a non-GAAP financial measure. Management believes this provides useful information to investors since it reflects regional performance from the company's core operational activities without the effect of changes in currency rates, which is outside the control of management. Management uses sales excluding translation to monitor and evaluate the company's regional core operational performance. The following is a reconciliation for the Control Systems segment of reported sales to sales excluding translation for the quarter ended June 30, 2003:

                                                                 Sales Excluding
                                                  Currency          Currency
                                   Sales         Translation       Translation
                              --------------    --------------    --------------
US                             $        469      $          -      $        469
Canada                                   72                (7)               65
Europe                                  174               (32)              142
Asia-Pacific                             80                (5)               75
Latin America                            29                 6                35
                               ------------      ------------      ------------
Total Control Systems Sales    $        824      $        (38)     $        786
                               ============      ============      ============

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